UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2019

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2019, Equillium, Inc. (“Equillium” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2019 (the “Press Release”). A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the Press Release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, the Board of Directors of the Company (the “Board”) (i) approved the transition of Daniel M. Bradbury from the Company’s Chief Executive Officer to the Company’s Executive Chairman, (ii) appointed Bruce D. Steel, the Company’s current President and Chief Business Officer, as the Company’s President and Chief Executive Officer and (iii) appointed Christine Zedelmayer, the Company’s current Vice President Operations, as the Company’s Senior Vice President and Chief Operating Officer, each effective as of January 1, 2020.

Mr. Steel, age 53, has served as the Company’s President and Chief Business Officer since June 2018 and as a member of the Board since March 2017. Mr. Steel is a co-founder of Equillium. Mr. Steel is the founder and has served as the Managing Director of BioMed Ventures, an investment firm owned by BioMed Realty, LP, since 2010. From 2008 to 2010, Mr. Steel served as the Chief Business Officer at Anaphore, Inc., a privately-held pharmaceutical company. Prior to that, Mr. Steel was co-founder and Chief Executive Officer of Rincon Pharmaceuticals, Inc., a genetic engineering biotechnology company, from 2005 until its acquisition in 2008. Mr. Steel also previously served as the Head of Corporate Development at Ambit Biosciences Corporation from 2002 to 2005. Mr. Steel previously served on the board of directors of Zosano Pharma Corporation, a publicly-held biopharmaceutical company, from 2012 to 2017. Mr. Steel currently serves as a board member or observer for a number of other privately-held biotechnology companies. Mr. Steel received his B.A. degree from Dartmouth College and M.B.A. degree from the Marshall School of Business at the University of Southern California, and he holds the designation of Chartered Financial Analyst.

In June 2018, the Company entered into an offer letter with Mr. Steel (the “Steel Offer Letter”), which governs the terms of his employment with the Company. Under the terms of the Steel Offer Letter, Mr. Steel is entitled to an annual base salary of $375,000 (which was increased by the Compensation Committee of the Board to $400,000, effective March 1, 2019) and is eligible for an annual performance-based bonus opportunity at a target amount of 35% of his base salary (which was increased by the Compensation Committee of the Board to 40%), based on the attainment of individual and corporate objectives to be determined and approved by the Company. The payment and amount of the annual bonus will be in the Company’s sole discretion.

Pursuant to the Steel Offer Letter, if the Company terminates Mr. Steel’s employment without cause, Mr. Steel is entitled to receive (i) continuation of his then-current base salary for six months and (ii) payment of the premiums for group health insurance COBRA continuance coverage for six months or, if earlier, until the date on which Mr. Steel becomes eligible to receive comparable benefits from another employer. Additionally, if the Company terminates Mr. Steel’s employment without cause within one month prior to, or 12 months following, certain change of control and asset sale transactions, Mr. Steel is entitled to receive (i) continuation of his then-current base salary for 12 months, (ii) an amount equal to his target annual bonus and (iii) payment of the premiums for group health insurance COBRA continuance coverage for 12 months or, if earlier, until the date on which Mr. Steel becomes eligible to receive comparable benefits from another employer. In each case, the severance benefits are conditioned upon the execution and non-revocation of a general release of claims by Mr. Steel in a form provided by the Company. In addition, Mr. Steel is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants.

Mr. Steel has no family relationships with any of the Company’s directors or executive officers. Mr. Steel does have a direct or indirect material interest in certain transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, each as set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 25, 2019.

The foregoing description of the Steel Offer Letter is only a summary and is qualified in its entirety by reference to the Steel Offer Letter, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Ms. Zedelmayer, age 50, has served as the Company’s Vice President Operations since February 2018 and served as a consultant from August 2017 until January 2018. Prior to Equillium, Ms. Zedelmayer was owner and principal consultant at Centerra Consulting, LLC, a project management and investor relations consulting firm focused on life sciences, from 2012 to February 2018, where she led strategic business development projects for clients and served as head of investor relations for a variety of medical device companies. Prior to Centerra, from 2003 to 2012, Ms. Zedelmayer held a variety of roles at Amylin Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, including Senior Director of Alliance Management, where she led the global collaboration with Eli Lilly and as Executive Director of Investor Relations. Before joining Amylin, Ms. Zedelmayer held various leadership positions within project management at Amgen Inc., a publicly-held biotechnology company, Ligand Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, and Hybritech, Inc., a privately-held medical diagnostics company. Ms. Zedelmayer received her B.S. in Electrical Engineering at San Diego State University and a M.B.A. with Finance emphasis at California Lutheran University.

In January 2018, the Company entered into an offer letter with Ms. Zedelmayer (the “Zedelmayer Offer Letter”), which governs the terms of her employment with the Company. Under the terms of the offer letter, Ms. Zedelmayer is entitled to an annual base salary of $230,000 (which was increased by the Compensation Committee of the Board to $300,000, effective March 1, 2019) and is eligible for an annual performance-based bonus opportunity at a target amount of 30% of her base salary, based on the attainment of individual and corporate objectives to be determined and approved by the Company. The payment and amount of the annual bonus will be in the Company’s sole discretion. In addition, Ms. Zedelmayer is eligible to participate in the employee benefit plans generally available to the Company’s employees, and is subject to customary confidentiality covenants.

Ms. Zedelmayer has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Zedelmayer Offer Letter is only a summary and is qualified in its entirety by reference to the Zedelmayer Offer Letter, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 8.01 Other Events.

On November 12, 2019, the Company issued a press release announcing the Company management updates referenced in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 12, 2019
99.2	Press Release dated November 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Date: November 12, 2019	By:	/s/ Daniel M. Bradbury
Daniel M. Bradbury
Chief Executive Officer